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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of MAPICS, Inc. on Form S-3 (File No. 333-33865) of our report dated October 26, 1998, except as to Note 18 for which the date is October 29, 1998 on our audits of the consolidated financial statements of MAPICS, Inc. and its subsidiaries as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, which report is included in this Annual Report on Form 10-K.



                              /s/ PricewaterhouseCoopers LLP
                              ------------------------------
                              PricewaterhouseCoopers LLP


Atlanta, Georgia
December 17, 1998